Exhibit 21.1

Name of Significant Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Ferguson Enterprises, LLC	Virginia
Doing Business As Name:
Aaron & Co.
ACF Environmental
Action Plumbing Supply
Airefco
Andrews Lighting & Hardware Gallery
AVCO
AVCO Supply
Beautyware Plumbing Supply Co.
Build com
Build with Ferguson
Build.com
Buildcom
BuildStore
Cal-Steam
Canyon Pipe & Supply
Capital City Appliance
Columbia Pipe
Columbia Pipe & Supply
D2 Land & Water Resource
Duhig Stainless
EdgeStar
Factory Direct Appliance
Faucet com
Faucet.com
FaucetDirect com
FaucetDirect.com
Ferguson Enterprises
Ferguson Enterprises of Virginia, LLC
Ferguson Enterprises, LLC of Virginia
Ferguson Facilities Supply
Ferguson Fire & Fabrication International
Ferguson Full Service Supply
Ferguson Heating & Cooling
Ferguson Home
Ferguson HVAC
Ferguson HVAC - Lyon Conklin
Ferguson Industrial
Ferguson Industrial Plastics
Ferguson Industrial Plastics Division
Ferguson Integrated Services
Ferguson International

Ferguson Leasing Company
Ferguson Parts & Packaging
Ferguson Waterworks
Ferguson Waterworks - Red Hed
Ferguson.com
Founders Kitchen and Bath
Fresno Pipe
Fresno Pipe & Supply
Frishkorn, Inc.
Geo-Solutions
Gerster Equipment Company
Gotham
Gotham Pipe
Gotham Pipe Supply
Grand Junction Pipe
Grand Junction Pipe & Supply Co.
Grand Junction Pipe & Supply Company
Grove Supply
Guarino Distributing
Harway Appliances
Henry Kitchen & Bath
Henry Plumbing Kitchen & Bath Galleries
Henry Plumbing Supply
High Country Plumbing Supply
Hot Water Products
HPS
HPS Specialties
Independent Pipe
Independent Pipe & Supply
Innovative Soil Solutions
Kennedy Companies
Kennedy Culvert & Supply
Kennedy Water Works
Kern Pipe
Kern Pipe & Supply
Kitchen Art
Kitchen Art of South Florida
Light Innovations
Lightingdirect com
Lightingdirect.com
Louisiana Utilities Supply Company
LUSCO
Lyon Conklin
Lyon Conklin, & Co., Inc.
Lyon Conklin, a Ferguson enterprise

Maddux Supply Company
Manufactured Duct Supply
Matera Paper
Matera Paper Company
MDS
Meyer Appliance
Midwest Pipe & Supply, a Ferguson enterprise
Mission Valley Pipe & Supply
Old Dominion Supply
Peebles Supply Corporation
Pipelines
Pipelines of PA
PL Sourcing
Plumb Source
Plumbers Supply Company
Plumbers Supply Company of St. Louis
Pollardwater
Power Process Equipment
Pullsdirect com
Pullsdirect.com
Renwes Sales
RES
Ritchie Environmental Solutions
Schell Supply Corporation
Securevision
Securevision of America
Southwest Geo-Solutions
Stevens Supply Corporation
Stockton Pipe
Stockton Pipe & Supply
Sunstate Meter & Supply
Tarpon Wholesale Supplies
Templeton & Associates
Templeton & Associates Equipment Sales
TEMSCO
The Ar-Jay Center
The Davidson Group
The Kitchen Showcase
The Stock Market
Triton Environmental
United Water Works
Warner Supply Corporation
Water Resources
Water Works Supplies, a Ferguson enterprise
Water Works Supply

Westburne Supply Inc.
Wolseley Industrial Group
Wright Plumbing Supply
Ferguson (Delaware) Inc.	Delaware
Ferguson UK Holdings Limited	England and Wales
Ferguson US Holdings, Inc.	Virginia